UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 21, 2015

Nortek, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34697 (Commission File Number)	05-0314991 (I.R.S. Employer Identification No.)

500 Exchange Street,
Providence, Rhode Island 02903-2360
(Address of principal executive offices, including zip code)

401-751-1600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.
On January 21, 2015, Nortek, Inc. (the “Company”) announced it has acquired, through its wholly-owned subsidiary, Ergotron, Inc., Anthro Corporation (“Anthro”), a designer and manufacturer of technology furniture. Nortek funded the transaction using cash on hand and borrowings under its existing asset-based lending facility. Based in Tualatin, Oregon, Anthro primarily produces charging carts and mobile workstations, including healthcare carts, as well as height adjustable sit/stand desks. Unaudited net sales of Anthro were approximately $38 million for 2014. This business will be reported under the Ergonomic and Productivity Solutions segment in Nortek’s financial statements.

Item 9.01.     Financial Statements and Exhibits.

(a)    Exhibits.

99.1	Press Release, dated January 21, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NORTEK, INC.

By: /s/Kevin W. Donnelly
Name:    Kevin W. Donnelly
Title:     Senior Vice President, General
        Counsel and Secretary

Date: January 21, 2015